Exhibit 99.1

Raser Technologies, Inc. Enters Into Cooperative Research and Development Agreement

with the U.S. Army

PROVO, Utah—(BUSINESS WIRE)—Oct. 17, 2005—Raser Technologies, Inc. (OTCBB:RSTG—News; “Raser”), a technology licensing company that develops and licenses advanced electric motor, electric motor drive and related technologies has signed a Cooperative Research and Development Agreement (“CRADA”) with the U.S. Army’s National Automotive Center (“NAC”) and their Tank Automotive Research Development and Engineering Center (“TARDEC”) to explore common interests in ground vehicle applications of the components, designs, and technology associated with high performance electro-magnetic equipment, especially in hybrid electric vehicle uses.

As part of the CRADA, TARDEC and Raser will investigate the possibility of using an integrated starter alternator (“ISA”) in military vehicles, using Raser’s motor technology as an ISA in the Army’s “Humvee”, and using Raser’s motor and controller technology in non-ISA applications in military vehicles. Under the Agreement, the parties will share engine/vehicle design specifications for multiple vehicles, and document testing/performance parameters of the motors, controllers and ISAs.

“We are confident that the CRADA framework will accelerate the evaluation and adoption of Raser’s Symetron(TM) technologies in military, and ultimately consumer vehicle applications,” said Raser CEO Brent M. Cook. “Execution of the CRADA is a significant milestone for Raser in that it establishes our long-term working relationship with the U.S. Army and provides for the intellectual property protection that we require.”

A CRADA is a written agreement between a company in private industry and a government agency to work together on a project. Created as a result of the Stevenson-Wydler Technology Innovation Act of 1980, as amended by the Federal Technology Transfer Act of 1986, a CRADA allows the Federal government and non-Federal partners to optimize their resources, share technical expertise in a protected environment, share intellectual property emerging from the effort, and speed the commercialization of federally developed technology. A CRADA is an excellent technology transfer tool. It can:

Provide incentives that help speed the commercialization of federally-developed technology.

Protect any proprietary information brought to the CRADA effort by the partner.

Allow all parties to the CRADA to keep research results emerging from the CRADA confidential and free from disclosure through the Freedom of Information Act for up to 5 years.

Allow the government and the partner to share patents and patent licenses.

Permit one partner to retain exclusive rights to a patent or patent license.

About Raser Technologies

Formed in 2003, Raser believes that its current and pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron(TM) technologies more efficiently harness electrical energy in electric motors, electric motor drives and controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing manufacturing processes for motors or their controllers, but yields significant increases in power, performance and efficiency to the rotating electro-magnetic application without the use of exotic materials. Further information on Raser may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company’s beliefs about the performance capabilities of its technology; the Company’s ability to commercially license the technology; and the Company’s beliefs regarding its research and development efforts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment of the motor, controller and power generation industries; our inability to achieve commercial acceptance of our technology, our inability to meet government technical and contractual requirements, the strength of our patent and pending patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our quarterly report on Form 10-QSB for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Raser Technologies, Inc.

William Dwyer, 801-765-1200 (Company Management)

or

Investor Relations

investorrelations@rasertech.com